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                                                                    EXHIBIT 11.1

                               REDWOOD TRUST, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                          Three Months      Six Months
                                                                              Ended            Ended
                                                                          June 30, 2001    June 30, 2001
                                                                          -------------    -------------
BASIC:
          Average common shares outstanding .........................        8,888,999        8,864,120
                                                                           -----------      -----------

                Total ...............................................        8,888,999        8,864,120
                                                                           ===========      ===========

          Net Income ................................................      $ 6,463,427      $13,143,200
                                                                           ===========      ===========

          Per Share Amount ..........................................      $      0.73      $      1.48
                                                                           ===========      ===========


DILUTED:
          Average common shares outstanding .........................        8,888,999        8,864,120
          Net effect of dilutive stock options outstanding
              during the period -- based on the treasury stock method          295,196          256,988
                                                                           -----------      -----------

                Total ...............................................        9,184,195        9,121,108
                                                                           ===========      ===========

          Net Income ................................................      $ 6,463,427      $13,143,200
                                                                           ===========      ===========

          Per Share Amount ..........................................      $      0.70      $      1.44
                                                                           ===========      ===========
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